Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lawrence Litowitz, Interim Chief Financial Officer and Principal Financial Officer of Medical Innovation Holdings, Inc. (the Company), certify, that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code:

1. The Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Lawrence Litowitz
Lawrence Litowitz,
Interim Chief Financial Officer and Principal Financial Officer

Dated: October 19, 2016